                                                                    EXHIBIT 11.1


                   CALCULATION OF NET INCOME PER COMMON SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)



                                                                            For the three              For the nine
                                                                            months ended               months ended
                                                                            September 30,              September 30,
                                                                          1996            1995       1996            1995
                                                                         -------       -------     ------          ------

Net income (loss)............................................            $ 2,838     $  (1,852)   $11,789         $ 2,218

Dividends paid on preferred stock............................                  -          (718)    (1,531)           (718)
                                                                         -------       -------    -------         -------

Amount available to common shareholders......................            $ 2,838      $ (2,570)   $10,258         $ 1,500
                                                                         =======       =======    =======         =======

Weighted average number of common shares outstanding.........             32,025        27,999     30,695          29,207
                                                                         =======       =======    =======         =======

Net income (loss) per common share..........................             $  0.09      $  (0.09)   $  0.33         $  0.05
                                                                         =======       =======    =======         =======


           CALCULATION OF WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                            For the three              For the nine
                                                                            months ended               months ended
                                                                            September 30,              September 30,
                                                                            1996         1995        1996          1995
                                                                          ------       ------       -----        ------
Shares outstanding from beginning of period.................              28,704       27,912      28,150        27,722

504 and 1,058 stock options and warrants
   exercised in the three and nine months
   ended September 30, 1996,
   respectively.............................................                 210            -         380             -

166 and 356 stock options exercised in
   the three months and nine months
   ended September 30, 1995,
   respectively.............................................                   -           87           -           150

1,845 common shares issued in conversion
    of preferred stock, July 25, 1996.......................               1,344            -         451             -

Common stock equivalents of
    stock options and warrants/1/...........................               1,767            -       1,714         1,335
                                                                          ------       ------      ------        ------
                                                                          32,025       27,999      30,695        29,207
                                                                          ======       ======      ======        ======

/1/ The calculation of common stock equivalents of stock options and warrants is based on the "Treasury Method" as detailed in Accounting Principles Board Opinion No. 15.